UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

Delmar Bancorp

(Exact name of registrant as specified in its charter)

Maryland	033-21202	52-1559535
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2245 Northwood Drive, Salisbury, Maryland 21801

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (410) 548-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DBCP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ◻

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 4.01Changes in Registrant’s Certifying Accountant.

Explanatory Note

This Current Report on Form 8-K is being filed by Delmar Bancorp (“Delmar”) to satisfy Question 101.01 of the Securities and Exchange Commission’s (the “SEC”) Exchange Act Form 8-K Compliance and Disclosure Interpretations, which states that all Item 4.01 events must be reported on a Current Report on Form 8-K. The information provided in this Item 4.01 was previously disclosed in Part II, Item 9B, “Other Information” in Delmar’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 27, 2020.

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The Audit & Compliance Committee of Delmar’s Board of Directors conducted a competitive process to determine Delmar’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

The Audit & Compliance Committee invited several independent registered public accounting firms to participate in this process, including TGM Group LLC (“TGM”), which audited Delmar’s financial statements for the fiscal years ended December 31, 2019 and December 31, 2018.

Dismissal of Independent Registered Public Accounting Firm. On March 4, 2020, the Audit & Compliance Committee approved the dismissal of TGM as Delmar’s independent registered public accounting firm, which was effective upon the filing of Delmar’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. TGM was notified of the dismissal on March 5, 2020.

The audit reports of TGM on Delmar’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through the date of Delmar’s dismissal of TGM, there have been no “disagreements” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between Delmar and TGM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of TGM would have caused TGM to make reference thereto in its reports on the consolidated financial statements for such years; and there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S- K).

Delmar provided TGM with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K prior to filing this report, and requested that TGM furnish Delmar with a copy of its letter addressed to the SEC, pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not TGM agrees with the statements related to TGM made by Delmar in this Current Report on Form 8-K under the caption “Dismissal of Independent Registered Public Accounting Firm.” A copy of TGM’s letter to the SEC dated August 12, 2020 is attached as Exhibit 16.1 to this report.

Engagement of Independent Registered Public Accounting Firm.  On March 4, 2020, the Audit & Compliance Committee approved the appointment of Yount, Hyde & Barbour P.C. (“YHB”) as Delmar’s new independent registered public accounting firm to perform independent audit services for the fiscal year ending December 31, 2020, which was subject to completion of YHB’s standard client acceptance procedures and execution of an engagement letter. YHB was notified of the engagement on March 5, 2020.

During the fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through the date of its engagement of YHB, neither Delmar, nor anyone acting on its behalf, consulted YHB regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of Delmar, and no written report or oral advice was provided to Delmar by YHB that was an important factor considered by Delmar in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
16.1	Letter, dated August 12, 2020, from TGM Group LLC regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR BANCORP
(Registrant)

By:	/s/ Lloyd B. Harrison, III
Name: Lloyd B. Harrison, III
Title: Chief Executive Officer

Dated: August 12, 2020